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EXHIBIT 4.4

Number B-	Incorporated Under the Laws of the State of Delaware	Shares -0- Cusip No.

LIBERTY MEDIA CORPORATION

Series B Liberty Capital Common Stock, par value $.01 per share

Specimen Certificate

This Certifies that                                                             is the owner of                                                             FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B LIBERTY CAPITAL COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF LIBERTY MEDIA CORPORATION (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of the Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:

Liberty Media Corporation [Corporate Seal]
President		Secretary

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LIBERTY MEDIA CORPORATION Series B Liberty Capital Common Stock, par value $.01 per share Specimen Certificate